Exhibit 99.2

SPECIAL MEETING OF PUBLIC WARRANT HOLDERS OF EVEREST CONSOLIDATOR ACQUISITION CORPORATION [ ], 2023 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at [ ] Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Warrantholder Date: Signature of Warrantholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When warrants are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 000023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. A proposal to amend the warrant agreement that governs all of Everest Consolidator Acquisition Corporation's (“Everest”) outstanding Public Warrants to provide that, upon consummation of the merger of Unifund Merger Sub Inc., a Delaware corpora-tion (“Merger Sub”), with and into Everest, with Everest surviving the merger (the “Merger”) pursuant to a Business Combination Agreement and Plan of Merger dated as of May 19, 2023, among Everest, Merger Sub and certain other parties, each Public Warrant issued and outstanding immediately prior to the consummation of the Merger will automatically be redeemed for cash at a redemption price of $0.50 per Public Warrant. Each Public Warrant is exercisable to purchase one share of Everest Class A common stock at $11.50 per share (the “Warrant Amendment Proposal”). 2. A proposal to adjourn the Warrant Holders Meeting to a later date or dates, if neces-sary, to permit further solicitation and vote of proxies if we determine that more time is necessary or appropriate to approve the Warrant Amendment Proposal. The Public Warrants represented by the proxy, when properly executed, will be voted in the manner direct-ed herein by the undersigned warrantholder(s). If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. FOR AGAINST ABSTAIN